CONTRACT MANUFACTURING AND PACKAGING AGREEMENT

This Agreement dated as of September _19_, 2022 (the "Effective Date") by and between Sky-Raider, LLC Nerd Hemp and Nerd brands % Legal Ease, from now on referred to as "Nerd Hemp" at 198 Maine Mall Road South Portland, 041016 , and Todos Botanicals Inc, a corporation organized and existing under the laws of Texas with its principal place of business at 112 E Industrial Blvd Cleburne, TX 76038.

WHEREAS, Nerd Hemp wishes for TODOS BOTANICALS INC to manufacture for Nerd Hemp or its designees, (the "Designees"), on a non-exclusive basis, the Products set forth on Exhibit A – Product List attached to this Agreement, as the same may be amended from time to time by the written agreement of Nerd Hemp and TODOS BOTANICALS INC (collectively, the "Products"); and

WHEREAS, TODOS BOTANICALS INC desires to manufacture the Products for Nerd Hemp or its Designees at TODOS BOTANICALS INC's facility located in Cleburne, Texas ("TODOS BOTANICALS INC's Primary Facility").

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement, Nerd Hemp and TODOS BOTANICALS INC agree as follows:

Section 1. Requirements; Rejection of Products

1.1 Requirements Contract. TODOS BOTANICALS INC shall manufacture, package, store and ship all of the requirements of Nerd Hemp and its Designees for the Products in accordance with good manufacturing practices prevailing in the industry and in strict compliance with the terms of this Agreement and the specifications, manufacturing process and quality control standards and coding systems set forth in Schedule 1.1– Product Manufacturing and Storage Specifications (as amended from time to time, the "Specifications") attached to this Agreement. TODOS BOTANICALS INC shall implement any changes in such Specifications and Process Requirements as Nerd Hemp may from time to time request in writing; *provided* that either (i) such changes do not materially alter TODOS BOTANICALS INC's costs; or (ii) such changes are approved in writing by TODOS BOTANICALS INC. TODOS BOTANICALS INC shall provide all such services at the TODOS BOTANICALS INC Primary Facility. In the event that TODOS BOTANICALS INC cannot provide uninterrupted production of the Products as set forth in this Agreement, it will arrange, with prior written consent from Nerd Hemp, for a third party to provide such Products in accordance with the Specifications and otherwise in accordance with the terms of this Agreement (with such third party to produce, package and ship Products in accordance with this Agreement, as though it were TODOS BOTANICALS INC) and TODOS BOTANICALS INC shall fully assume all costs in excess of those that would be paid by Nerd Hemp had TODOS BOTANICALS INC manufactured, packaged, stored and shipped the Products from TODOS BOTANICALS INC facilities.

1.2 Rejection of Products. The Parties agree that: (i) Nerd Hemp or its Designees may reject and refuse to pay for Products within [3] days of delivery, which (a) do not fully comply with the Specifications; (b) have been damaged during storage or handling prior

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to being shipped FOB production facility; (c) have been damaged during shipping if delivered to Nerd Hemp designated primary warehouse or to its Designees; or (d) are not in compliance with the other terms and conditions of this Agreement; (ii) if Nerd Hemp has previously paid TODOS BOTANICALS INC for Products which are later rejected by Nerd Hemp, Nerd Hemp shall invoice TODOS BOTANICALS INC, including all supporting documentation, for the cost of such rejected Products and for any freight, handling or other disposition costs or expenses incurred by Nerd Hemp in connection with such rejected Products, and shall receive credit from TODOS BOTANICALS INC within 30 days of such invoice; (iii) Nerd Hemp may reject and refuse to pay for Products which have been produced and packaged during a particular production run if quality assurance samples from that production run do not conform to the Specifications or are otherwise not in compliance with the terms and conditions of this Agreement; and (iv) any material, work-in-process or Products rejected by Nerd Hemp or its Designees shall be disposed of by TODOS BOTANICALS INC at TODOS BOTANICALS INC's cost and expense.

1.3 Production Line Equipment Owned by Nerd Hemp. It is hereby stated that all equipment being used for the production of all Products is owned solely by Todos Botanicals Inc, and that Nerd Hemp has no claim, access, or legal recourse for the equipment or facility Todos Botanicals Inc uses.

Section 2. Quality Standards; Quality Control.

2.1 Compliance with Applicable Law and the Specifications; Certifications. **(i)** All Products shall be produced and packaged and all Products and Product Supplies shall be stored and shipped (a) under sanitary conditions and in strict compliance with all federal, state and local laws, rules, regulations and guidelines (including all applicable current Good Manufacturing Practices, including those set forth in 21 C.F.R. Section 110, et. seq., and any other applicable Food and Drug Administration, United States Department of Agriculture and Food Safety Inspection Service guidelines and regulations, including applicable standards of identity appearing in Food and Drug Administration and USDA regulations); and (b) shall comply with the Specifications and the terms of this Agreement; (c) shall be manufactured and stored in accordance with the Specifications; and (d) shall be wholesome, merchantable, fit for their intended purpose and fit for human consumption (if applicable). All finished Products shall be adequate for normal shipping and storage. If any of TODOS BOTANICALS INC's facilities (or its designated third-party production facilities), processes, inventories or equipment are in an unsanitary condition or do not otherwise comply with applicable laws, rules and regulations or with the terms and conditions of this Agreement or the Specifications, TODOS BOTANICALS INC shall promptly take such action as will correct the deficiencies and bring those facilities, processes, inventories and equipment into compliance with applicable laws, rules and regulations and with the terms and conditions of this Agreement and shall immediately notify Nerd Hemp of such corrective action. Nothing in this Section 2.1 shall impose on

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TODOS BOTANICALS INC any obligation or liability resulting solely from Product labeling provided by Nerd Hemp ("Nerd Hemp Labeling").

2.2 Quality Control Records. TODOS BOTANICALS INC shall prepare and submit to Nerd Hemp such quality control records and reports as Nerd Hemp may reasonably request, and shall also furnish to Nerd Hemp, without charge (or hold in a designated location within the production facility for an agreed upon period of time), a reasonable number of samples, for quality control purposes, from each production run of each of the Products.

2.3 Inspection Reports. TODOS BOTANICALS INC shall make available to Nerd Hemp, at the request of Nerd Hemp, the results of all federal, state and local inspection reports and sanitation audits, conducted from [120] days before to [120] days after the Term of this Agreement (as defined below), and relating to or affecting (i) TODOS BOTANICALS INC's facilities; or (ii) equipment, raw materials, ingredients, packaging materials, work-in-process or Products located therein. TODOS BOTANICALS INC shall notify Nerd Hemp immediately by telephone and in writing of any such inspections or audits, or any other information, which indicate the presence of any bacteriological agent or any substance that is considered by health authorities as being indicative of either unsanitary practices or of public health concern.

2.4 Customer Audits. Customer has the right to inspect manufacturing and warehouse facilities where machines are in operation (but only during periods of time when TODOS BOTANICALS INC is producing Products for Customer), and where finished Product, ingredients, and packaging materials are stored. During the course of the audit,

Customer's designated representatives have the authority to stop production of Products, reject Products for sale or shipment, and implement withdrawal of Product that do not meet Customer Specifications at the expense of the TODOS BOTANICALS INC. On occasion, random samples of raw materials, ingredients, and finished product may be collected by Customer personnel and forwarded to an independent laboratory for analysis. The purpose is to survey Product to assure compliance to microbiological, physical, or chemical specifications. Customer (or Customer's designated representatives) shall execute a mutually satisfactory confidentiality agreement protecting the confidentiality of TODOS BOTANICALS INC's confidential business processes as a condition to being granted access to TODOS BOTANICALS INC's production facility.

Section 3. Procurement of Raw Materials; Inspection.

3.1 Purchasing. TODOS BOTANICALS INC shall have full responsibility for timely procurement of and payment for all raw materials, ingredients, and packaging materials (collectively "Product Supplies") necessary to produce and package Products for Nerd Hemp or its Designees under this Agreement; *provided, however* that Nerd Hemp shall have the right to contract for the purchase of any Product Supplies that it designates and

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TODOS BOTANICALS INC shall be obligated to purchase such Product Supplies under such contracts. TODOS BOTANICALS INC shall store all Product Supplies in accordance with good manufacturing practices prevailing in the industry and in strict compliance with the Specifications and the terms of this Agreement. Such Product Supplies shall be ordered in quantities mutually agreed to by Nerd Hemp and TODOS BOTANICALS INC and from suppliers identified in the Specifications or which Nerd Hemp otherwise approves in writing.

3.2 Inspection of Product Supplies. TODOS BOTANICALS INC shall examine all Product Supplies (other than Nerd Hemp Labeling) and shall have final responsibility for accepting or rejecting Product Supplies (other than Nerd Hemp Labeling) which (i) do not conform with the Specifications; (ii) were not prepared in accordance with the Specifications; (iii) do not conform with the other terms and conditions of this Agreement; or (iv) do not conform with federal, state and local laws, rules, regulations and guidelines.

Section 4. Storage. At all times, TODOS BOTANICALS INC shall store and handle Product in accordance with the procedures set forth in the Specifications. TODOS BOTANICALS INC agrees to warehouse and provide space for [15] pallets (the "Pallet Slot Allotment") of Product and Product Supplies combined. If Product inventory levels exceed such Pallet Slot Allotment, TODOS BOTANICALS INC will ship Product and/or raw materials to a third party warehouse or destination specified by Nerd Hemp (such destinations to be designated by Nerd Hemp prior to the start of production), at [***]. If TODOS BOTANICALS INC fails to provide warehouse space in any month, Nerd Hemp will invoice TODOS BOTANICALS INC for [***] in transporting and storing product in an alternative location Nerd Hemp selects.

Section 5. Price Transparency; Invoicing of Product and Payments.

5.1 Prices. Subject to adjustment pursuant to Section 5.2 of this Agreement, TODOS BOTANICALS INC's total price for all services rendered pursuant to this Agreement (including indexes relating to cost adjustments) is as set forth in Schedule 5.1 – Pricing attached to this Agreement and the notes thereto.

5.2 Price Transparency. TODOS BOTANICALS INC shall promptly inform Nerd Hemp of any modification or deviation (including any increase or decrease) of costs associated or otherwise realized with the performance of its obligations under this Agreement that are identified as "Pass Through" items on Schedule 5.1 ("Pass Through Costs"). Adjustments for Pass Through Costs shall be made periodically, on a dollar for dollar basis for any increase or decrease in costs incurred by TODOS BOTANICALS INC. Nerd Hemp shall be entitled to audit such price transparency in accordance with Section 8.2 of this Agreement.

5.3 Invoicing. TODOS BOTANICALS INC shall invoice Nerd Hemp on a per unit basis for all finished Products shipped from TODOS BOTANICALS INC's facility. Terms are [50]%,[Down] 0 days; net [10] days from date or completion or items put into inventory prior to shiping. Any payment not received when due shall require a late charge at [2 days past due] at a percent ([2.5]%) per annum. All invoices shall accurately reflect Nerd Hemp product identification codes (set forth on Exhibit A) produced as invoiced. In the event of a

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good faith dispute with respect to amounts invoiced by TODOS BOTANICALS INC, unless such dispute is resolved within [5] days of such invoice by Nerd Hemp, Nerd Hemp shall cause to be escrowed with a mutually acceptable escrow agent any amounts in dispute ("Escrowed Disputed Amounts") for release as may be determined in accordance with Section 17 (or as otherwise may be agreed to by the Parties).

Section 6. Risk of Loss. Risk of damage or loss to Products shall remain with TODOS BOTANICALS INC until the Product(s) is shipped F.O.B. production facility to Nerd Hemp or an Nerd Hemp consignee in accordance with the terms and conditions of this Agreement.

Section 7. Term; Renewals. This Agreement shall continue in effect until the completion of the first 300 Vending machines are completed, at which time there will be an amendment pertaining to the contract term once production has moved to a fulfillment only status (the "Term"). This Agreement shall thereafter renew automatically for a period of one (1) year unless either Party provides written notice of non-renewal to the other Party at least 60 days prior to the expiration of the then-current term. Notwithstanding the foregoing, this Agreement may be canceled or terminated as provided in Section 16 prior to the expiration of the Term or any renewal term. As this contract is for the production of the first 300 vending machines to be filled and maintained, there is an option to extend said term to the remaining 5,200 additional vending machines via and extension agreement signed by both parties at the completion of this first term.

Section 8. Records and Audits.

8.1 Product Supplies and Products. TODOS BOTANICALS INC shall maintain and retain complete and accurate books and records relating to the production, packaging, storage and shipment of Product Supplies and Products, rejected Product Supplies and rejected Products. TODOS BOTANICALS INC shall also maintain and retain any other records that Nerd Hemp may reasonably request to be maintained or as are required to be kept by federal, state or local laws, rules, regulations and guidelines.

8.2 Maintenance of Records, Audits. All books and records maintained or retained pursuant to this Agreement shall be retained by TODOS BOTANICALS INC for a period of at least [2] years, or longer if so required by federal, state or local laws, rules or regulations. Nerd Hemp may, not more frequently than [2 times] per calendar year, following [15] days' written notice to TODOS BOTANICALS INC and during TODOS BOTANICALS INC's customary business hours, and in a manner which will not be unduly burdensome to TODOS BOTANICALS INC, review TODOS BOTANICALS INC's books and records relating to purchases and invoices pursuant to this Agreement for the sole purpose of determining TODOS BOTANICALS INC's compliance with Section 5.1 in connection with "Pass Through" items only. In addition if the foregoing review reveals an underpayment or a failure to revise the prices set forth on Schedule 5.1 downward by

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TODOS BOTANICALS INC, no more than [1] per calendar year and upon [15] days' written notice and during normal business hours, Nerd Hemp may require an audit of TODOS BOTANICALS INC's financial records to be conducted to determine compliance with Section 5 by an independent Certified Public Accountant reasonably acceptable to TODOS BOTANICALS INC (it being acknowledged that any of the "Big Four" national accounting firms shall be acceptable); *provided* that the costs of such audit will be borne by Nerd Hemp.

Section 9. Confidential Information; Non-solicitation and Non-competition.

9.1 General Duty of Confidentiality. All business and technical information, whether in written or oral form and including, but not limited to, technical know-how, specifications, recipes, formulas, manufacturing processes, quality control standards, coding systems, instructions and procedures, which either Party may disclose to the other Party or to any employee, agent or representative of either Party, shall be received and retained by the Parties and its employees, agents and representatives as strictly confidential and, except as provided for herein, may not be disclosed to any third party. The Parties shall not disclose any such information to any person within its organization not having a need to know and shall only use such information in connection with the purposes of this Agreement.

9.2 Exceptions to Confidentiality. Notwithstanding Section 9.1, each Party shall not have an obligation of confidentiality with respect to information which: (i) such Party can demonstrate was in the public domain at the time of receipt, or which comes into the public domain without breach of an obligation assumed hereunder; (ii) was known and can be shown to have been known by such Party at the time of receipt from the other Party and was not acquired directly or indirectly from the other Party on a confidential basis; (iii) becomes known to the Party on a non-confidential basis through a source whose own acquisition and disclosure were entirely independent of the Parties to this Agreement, not in breach of any obligation hereunder and not on a confidential basis; (iv) is approved for disclosure by such Party in writing; or (v) is required to be disclosed by court order.

9.3 Return of Materials. All originals and copies of documented business and technical information identified or reasonably identifiable as confidential or proprietary to a Party shall be and remain the exclusive property of that Party at all times and shall be returned to such Party upon the cancellation or termination of this Agreement.

9.4 Non-solicitation and Non-competition. To protect the proprietary rights of Nerd Hemp, TODOS BOTANICALS INC agrees that, during the Term of this Agreement and for a period of [1] years thereafter, it shall not (i) knowingly directly or indirectly solicit or induce any person who is, or within the past [12] months was an employee of Nerd Hemp to terminate or negatively alter his or her relationship with the Company.

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Section 10. Recalls and Withdrawals. During the Term of this Agreement and for a tail period of one (1) year thereafter, Nerd Hemp will maintain commercially reasonable recall and withdrawal insurance covering commercial distribution of the Products. In the event that (i) Nerd Hemp maintains such insurance; (ii) Nerd Hemp deems it reasonably necessary to conduct a recall or withdrawal; and (iii) the recall or withdrawal is required as the direct result of TODOS BOTANICALS INC's negligence or willful misconduct, then in addition to such obligations as are set forth in Section 13, (a) TODOS BOTANICALS INC shall reimburse Nerd Hemp for all recall and withdrawal insurance premiums paid by Nerd Hemp during the applicable year, and (b) TODOS BOTANICALS INC shall reimburse Nerd Hemp for any premium increase incurred by Nerd Hemp subsequent to or as a result of such recall or withdrawal for the remainder of the Term. TODOS BOTANICALS INC's obligations with respect to reimbursement pursuant to this Section 10 only shall be limited to associated applicable premiums and increases. If TODOS BOTANICALS INC learns of any condition that raises the possibility that any of the Products it manufactured, produced, packaged, stored, or shipped may be adulterated or misbranded within the meaning of any federal, state, or local law, rule, or regulation, TODOS BOTANICALS INC shall immediately notify Nerd Hemp. TODOS BOTANICALS INC agrees to cooperate fully with Nerd Hemp and to provide all information necessary for Nerd Hemp to make an informed determination as to whether a Product recall or market withdrawal is necessary.

Section 11. Trademarks.

11.1 Labeling. All Products shall be packaged under Nerd Hemp trademarks, trademarks licensed to Nerd Hemp or such private trademarks as set forth on Exhibit B and as Nerd Hemp may from time to time designate.

11.2 Ownership of Trademarks. TODOS BOTANICALS INC agrees that all trademarks identified by Nerd Hemp as being Nerd Hemp-owned or licensed to Nerd Hemp are valid and existing trademarks of Nerd Hemp and the sole and exclusive property of Nerd Hemp. Nothing in this Agreement shall give TODOS BOTANICALS INC any right, title or interest in (i) any Nerd Hemp-owned trademark, any trademark licensed to Nerd Hemp or any private trademark designated by Nerd Hemp; (ii) any Nerd Hemp or other trade name; or (iii) the goodwill connected with any such trademark or trade name, except the right to use the same in strict accordance with the terms and conditions of this Agreement. TODOS BOTANICALS INC shall not contest the validity or ownership of a trademark described in Section 11.1 or assist others in contesting the validity or ownership of any such trademark.

11.3 Notice of Infringement. TODOS BOTANICALS INC shall promptly notify Nerd Hemp, in writing, of any infringement or potential infringement of a trademark described in Section 11.1 of which TODOS BOTANICALS INC becomes aware. Without the express written permission of Nerd Hemp, TODOS BOTANICALS INC shall have no right to bring any action or proceeding relating to such infringement or potential infringement or which involves, directly or indirectly, any issue the litigation of which may affect the interest of Nerd Hemp. Nothing in this Agreement shall obligate Nerd Hemp to take any action relating to any such infringement or potential infringement.

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11.4 No Use of Confusingly Similar Marks. TODOS BOTANICALS INC shall not adopt any trademark, trade name, trade dress, labeling or packaging which, in the reasonable judgment of TODOS BOTANICALS INC, is deceptively similar to or likely to cause confusion with respect to a trademark described in Section 11.1 or with respect to Products.

11.5 Approval of Packaging. TODOS BOTANICALS INC agrees that Nerd Hemp shall determine and provide in writing the printed matter to be carried on packaging materials and labeling utilized pursuant to this Agreement. Nerd Hemp also agrees to reimburse TODOS BOTANICALS INC for the cost of any changes in the printed matter or labeling to be carried on packaging materials and for any product, raw material or packaging made obsolete or unsalable by such change.

Section 12. Liens and Security Interests. TODOS BOTANICALS INC specifically waives any and all liens and/or security interests which it might acquire by operation of law or otherwise in Products to which title has passed to Nerd Hemp under the terms and conditions of this Agreement. TODOS BOTANICALS INC's continued right to possession of Products and other items provided to it shall be determined solely by the terms and conditions of this Agreement and, in any event, TODOS BOTANICALS INC shall at no time have any power of sale or disposal over any such item except upon the prior written consent of Nerd Hemp.

Section 13. Indemnity.

13.1 Indemnification. (i) Indemnification of Nerd Hemp. TODOS BOTANICALS INC shall indemnify and hold Nerd Hemp harmless from and against (a) any and all liability, loss or damage, cost or expense (including court costs and attorneys' fees) arising out of a breach of TODOS BOTANICALS INC's obligations under this Agreement, including but not limited to a breach of TODOS BOTANICALS INC's representations, warranties and covenants set forth in Section 2.1 of this Agreement, or for injuries (including but not limited to bodily injury, death or dismemberment) or other economic damages resulting from TODOS BOTANICALS INC's or its agents' negligence or willful misconduct; and (b) any and all liability, loss or damage, cost or expense (including court costs and attorney fees) arising out of, resulting from or in any way connected with complaints, demands, claims or legal actions alleging patent infringement, violations of any patent rights or unfair competition in connection with TODOS BOTANICALS INC's performance of any obligations under this Agreement. (ii) Process for Claims. In the event of consumer, customer or governmental agency complaints, demands, claims or legal actions alleging illness, injury, death or damage as a result of the consumption or use of any Products produced, packaged, stored or shipped by TODOS BOTANICALS INC, TODOS BOTANICALS INC shall indemnify and hold Nerd Hemp from and against any and all liability, loss or damage, cost or expense, of whatsoever nature and by whomsoever asserted, arising out of, resulting from

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or in any way connected with such complaint, demand, claim or legal action, except that TODOS BOTANICALS INC shall not be responsible for, and shall not be required to indemnify or hold harmless Nerd Hemp against, any liability for illness, injury, death or damage attributable to defects in Products that independent investigation discloses (a) originated solely after the Products left the custody and control of TODOS BOTANICALS INC and was not attributable to any act or omission of TODOS BOTANICALS INC prior to such Products leaving such custody and control, or (b) originated solely from proprietary Nerd Hemp Specifications including labeling. TODOS BOTANICALS INC shall assume full responsibility for, and the expense of, investigation, defense, legal fees, settlement and payment of all such complaints, demands, claims and legal actions; *provided* that Nerd Hemp may, at its expense, participate in any legal action through counsel of its own choice. Nerd Hemp shall promptly notify TODOS BOTANICALS INC of any such complaint, demand, claim or legal action and cooperate fully in the defense thereof. (iii) Indemnification of TODOS BOTANICALS INC. Nerd Hemp shall indemnify and hold TODOS BOTANICALS INC harmless from and against (a) any and all liability, loss or damage, cost or expense (including court costs and attorney fees) arising out of a breach of Nerd Hemp obligations under this Agreement, including but not limited to a breach of Nerd Hemp representations, warranties and covenants; or for injuries (including but not limited to bodily injury, death or dismemberment) or other economic damages resulting from Nerd Hemp or its agents' negligence or willful misconduct; and (b) any and all liability, loss or damage, cost or expense (including court costs and attorneys' fees) arising out of, resulting from or in any way connected with complaints, demands, claims or legal actions alleging trademark, trade name, trade dress, labeling or packaging infringement, violations of any trademark rights or unfair competition in connection with TODOS BOTANICALS INC's performance of any of its obligations under this Agreement. (iv) Process for Claims. In the event of consumer, customer or governmental agency complaints, demands, claims or legal actions alleging illness, injury, death or damage as a result of the consumption or use of any Products produced, packaged, stored or shipped by TODOS BOTANICALS INC, Nerd Hemp shall indemnify and hold TODOS BOTANICALS INC from and against any and all liability, loss or damage, cost or expense, of whatsoever nature and by whomsoever asserted, arising out of, resulting from or in any way connected with such complaint, demand, claim or legal action, except that Nerd Hemp shall not be responsible for, and shall not be required to indemnify or hold harmless TODOS BOTANICALS INC against, any liability for illness, injury, death or damage attributable to defects in Products that independent investigation discloses originated solely before the Products left the custody and control of TODOS BOTANICALS INC and was not attributable to any act or omission of Nerd Hemp prior to such Products leaving such custody and control. Nerd Hemp shall be responsible for all package labeling. Nerd Hemp shall assume full responsibility for, and the expense of, investigation, defense, legal fees, settlement and payment of all such complaints, demands, claims and legal actions; *provided* that Nerd Hemp may, at its expense, participate in any legal action through counsel of its own choice. Nerd Hemp shall promptly notify TODOS BOTANICALS INC of any such complaint, demand, claim or legal action and cooperate fully in the defense thereof.

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13.2 Insurance. Both Nerd Hemp and TODOS BOTANICALS INC shall maintain commercial general liability insurance (including products liability and contractual liability), with limits of not less than $1,000,000.00 combined single limit, for bodily injury or death to any person or persons and loss or damage to any property. Such insurance shall be written by an insurance carrier reasonably acceptable to both Parties, and shall name the other party as an additional insured. Products Recall Liability insurance shall be carried by TODOS BOTANICALS INC with a limit of $500,000.00 per occurrence and include the Customer as additional insured. The terms and conditions of TODOS BOTANICALS INC's insurance shall not be materially changed, altered (unless to increase coverage) or canceled without thirty (30) days' prior written notice to Nerd Hemp. A certificate of such insurance coverage shall be furnished to the other Party upon execution of this Agreement and thereafter upon request.

Section 14. Patent Infringement. Nerd Hemp shall assume full responsibility for, and the expense of, investigation, defense, legal fees, settlement and payment of all patent infringement complaints, demands, claims and legal actions; *provided* that TODOS BOTANICALS INC may, at its expense, participate in any legal action through counsel of its own choice. Nerd Hemp shall promptly notify TODOS BOTANICALS INC of any such complaint, demand, claim or legal action and cooperate fully in the defense thereof.

Section 15. Relationship. The relationship that TODOS BOTANICALS INC holds as to Nerd Hemp is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Nerd Hemp and TODOS BOTANICALS INC the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby expressly denied, nor shall TODOS BOTANICALS INC be considered in any sense an affiliate or subsidiary of Nerd Hemp. TODOS BOTANICALS INC shall not have any authority to create or assume in Nerd Hemp name or on its behalf any obligation, expressed or implied, or to act or purport to act as Nerd Hemp agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other, except as expressly provided herein. TODOS BOTANICALS INC shall have exclusive control over production, packaging and storage operations at TODOS BOTANICALS INC's Facility and shall direct and be responsible for the performance of all operations at TODOS BOTANICALS INC's Facility. TODOS BOTANICALS INC shall retain exclusive legal responsibility for the performance of and compliance with all of the terms and conditions of this Agreement that are to be performed by or complied with by TODOS BOTANICALS INC, *provided, however,* that Nerd Hemp employees may provide technical assistance or consultation to TODOS BOTANICALS INC; and *provided further* that such assistance and consultation shall be of an advisory nature only and, except to the extent specifically agreed in a writing signed by a duly authorized officer of Nerd Hemp and TODOS BOTANICALS INC, in no event shall Nerd Hemp assume any liability or responsibility with respect to such assistance or consultation.

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Section 16. Termination.

16.1 Termination by Nerd Hemp. Nerd Hemp reserves the right to immediately terminate this Agreement (subject to Section 16.2) in the following circumstances: (i) where TODOS BOTANICALS INC has failed to perform or meet any material term or condition hereof and has failed to correct the same within 30 days after written notice of such failure by Nerd Hemp; (ii) where (a) TODOS BOTANICALS INC fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against TODOS BOTANICALS INC within 60 days after the date of such filing, or files such a petition on a voluntary basis; or (b) TODOS BOTANICALS INC makes an assignment or deed of trust for the benefit of creditors; or (c) TODOS BOTANICALS INC fails to vacate the appointment of a receiver or trustee for TODOS BOTANICALS INC or for any interest in TODOS BOTANICALS INC's business within 60 days after such appointment; or (d) TODOS BOTANICALS INC permits an attachment to be levied against and remain outstanding on any of its equipment or plant for more than 20 days; or (e) TODOS BOTANICALS INC's interest or rights under this Agreement, or any part thereof, pass to another by

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operation of law; or (f) TODOS BOTANICALS INC ceases to do business as a going concern or ceases to conduct its operations in the normal course of business; or (g) TODOS BOTANICALS INC substantially changes the nature of its business or there is a substantial change in the ownership of TODOS BOTANICALS INC; (iii) where TODOS BOTANICALS INC or its agents or representatives has adulterated any Products or has substituted or added, with respect to any instruction, specification, formula, manufacturing process or quality control standard or any procedure set forth in this Agreement or any exhibit hereto, an ingredient, component, process or procedure not called for thereby, or has altered or omitted an ingredient, component, process or procedure called for thereby; or (iv) where Nerd Hemp provides at least one hundred eighty (180) days' prior written notice to TODOS BOTANICALS INC of its election to terminate this Agreement without cause; *provided* that such notice is given on or after the date that is five (60) days after the Effective Date, and *provided further* that as of the termination date Nerd Hemp promptly takes delivery of and pays TODOS BOTANICALS INC for all Products and Product Supplies on hand that meet Nerd Hemp specifications. The termination rights granted under this Section are cumulative with and in addition to any other rights or remedies to which Nerd Hemp may be entitled arising from any violation, default or breach of this Agreement.

16.2 Timing of Termination by Nerd Hemp. TODOS BOTANICALS INC agrees that, in the event that any of the events set forth in Section 16.1(ii)(e) or 16.1(ii)(f) should occur, Nerd Hemp may, at its sole option, elect to terminate this Agreement (i) immediately or (ii) 60 days from the date of notice of termination by Nerd Hemp; during such 60 day period TODOS BOTANICALS INC shall continue to produce, package, store, ship and sell Product to Nerd Hemp or its Designees in accordance with the terms and conditions of this Agreement.

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16.3 Termination by TODOS BOTANICALS INC. TODOS BOTANICALS INC reserves the right to immediately terminate this Agreement in the following circumstances: (i) where Nerd Hemp has failed to perform or meet any material term or condition hereof, including nonpayment of any uncontested amount owed under this Agreement or any Escrowed Disputed Amounts, and has failed to correct the same within 5 days after written notice of such failure by TODOS BOTANICALS INC; (ii) where (a) Nerd Hemp fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against Nerd Hemp within 60 days after such filing, or files such a petition on a voluntary basis; or (b) Nerd Hemp makes an assignment or deed of trust for the benefit of creditors; or (c) Nerd Hemp fails to vacate the appointment of a receiver or trustee for Nerd Hemp or for any interest in Nerd Hemp business within 60 days after such appointment; or (d) Nerd Hemp ceases to do business as a going concern or ceases to conduct its operations in the normal course of business; or (iii) where TODOS BOTANICALS INC provides at least one year's prior written notice to Nerd Hemp of its election to terminate this Agreement without cause; *provided* that such notice is given on or after the date that is five (5) years after the Effective Date. The termination rights granted under this paragraph are cumulative with and in addition to any other rights or remedies to which TODOS BOTANICALS INC may be entitled arising from any violation, default or breach of this Agreement. In the event this Agreement is terminated by TODOS BOTANICALS INC pursuant to Section 16.3(ii) or a payment default under Section 16.3(i), Nerd Hemp shall reimburse TODOS BOTANICALS INC for all amounts owed to TODOS BOTANICALS INC. In the event a court determines that Nerd Hemp owes TODOS BOTANICALS INC for any monies previously listed by Nerd Hemp as undisputed or disputed, Nerd Hemp shall reimburse TODOS BOTANICALS INC for all attorneys fees and court costs. All such amounts shall be paid by Nerd Hemp to TODOS BOTANICALS INC within 30 days of TODOS BOTANICALS INC's termination of this Agreement.

16.4 No Waiver. Any failure by either party to notify the other party of a violation, default or breach of this Agreement, or to terminate this Agreement on account thereof, shall not constitute a waiver of such violation, default or breach or a consent, acquiescence or waiver of any later violation, default or breach, whether of the same of a different character.

16.5 Effect of Termination. (i) Upon termination or cancellation of this Agreement the rights granted hereunder shall immediately become null and void, and TODOS BOTANICALS INC shall discontinue all use of the trademarks referred to in Section 11 hereof and shall return to Nerd Hemp all originals and copies of the information subject to Section 9 hereof, but such termination or cancellation shall not affect any obligation or liability incurred by TODOS BOTANICALS INC prior to termination or cancellation. (ii) Upon termination or cancellation of this Agreement for any reason, TODOS BOTANICALS INC shall deliver to Nerd Hemp, within a reasonable period of time (but not to exceed 30 days), all Products owned by Nerd Hemp or for which Nerd Hemp has paid including all freight costs, in useable condition, as well as all other property of Nerd Hemp in the possession, custody or control of TODOS BOTANICALS INC. (iii) Upon termination or

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cancellation of this Agreement for any reason, Nerd Hemp shall promptly pay (no later than 30 days after such termination or cancellation) for all Products and Product Supplies owned by TODOS BOTANICALS INC and for commitments made to vendors for Product Supplies not yet delivered under this Agreement.

Section 17. Severability; Governing Law; Jurisdiction; Venue. In the event that any provision of this Agreement is declared invalid or contrary to any law, rule, regulation or public policy of the United States or any state, all of the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision of this Agreement invalid or unenforceable, said provision shall be reformed to the minimum degree that would render it enforceable. This Agreement shall in all respects be governed by, construed and enforced in accordance with the laws of the State of Texas, applicable to contracts executed and to be wholly performed therein. The Parties further specifically agree that any action or proceeding arising out of or in connection with this Agreement shall be vended in the state and federal courts sitting in Tarrant County, Texas, and consent to the personal jurisdiction of each of said courts.

Section 18. Notices. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be deemed to have been sufficiently given if in writing and either delivered against receipt or sent by registered or certified mail or internationally recognized carrier (including but not limited to FedEx and DHL) addressed as indicated below; such notice if mailed shall be deemed completed on the third day following the deposit thereof in the United States mail:

(i) If to Nerd Hemp:
Nerd Hemp
198 Maine Mall Road South Portland, 041016
Attn.: ______________________________

With a copy to:

____

____

(ii) If to TODOS BOTANICALS INC:
TODOS BOTANICALS INC
112 E Industrial Blvd Cleburne, TX 76038
Attn: Lawrence Songer, COO/ Vice President

With a copy to:

____

____

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Either Party may, by notice as aforesaid, designate a different address or addresses for notices or other communications intended for it.

Section 19. Miscellaneous.

19.1 No Assignment. This Agreement shall be binding upon and be for the benefit of the Parties and their legal representatives, successors, and assigns. Neither Party may assign this Agreement without the prior written consent of the other; *provided* that notwithstanding the foregoing, Nerd Hemp may assign this Agreement without such consent to the purchaser of all or substantially all of its stock, business or assets, and may assign this Agreement by operation of law to any successor due to merger or reorganization.

19.2 Entire Agreement; Amendments. This Agreement constitutes the entire understanding between the Parties relating to Products and supersedes and cancels any and all previous contracts or agreements between the Parties with respect to any Product other than the Mutual Nondisclosure and Confidentiality Agreement by and between the Parties. This Agreement may not be altered, amended or modified except by a written instrument executed by duly authorized officers of Nerd Hemp and TODOS BOTANICALS INC.

19.3 Headings. The headings herein are inserted for convenience only and shall not be deemed to have any substantive meaning.

19.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officials on the day and year first above written.

NERD HEMP
Sky-Raider LLC

DocuSigned by:

By: /s/ RJ Grady
0870782E92754CF...

President and CEO

Todos Medical USA Inc.

Todos Botanicals Inc

DocuSigned by:

By: /s/ Gerald E. Commissiong
Gerald Commissiong
294C473BD7394A8...

President / CEO

[*Signature Page – Amended and Restated Contract Manufacturing and Packaging Agreement*]

Confidential Treatment Requested

Exhibit A - Nerd Hemp Product List

Item	TODOS BOTANICALS INC Reference	Short Description
Confidential Information Redacted		

Confidential Treatment Requested

Exhibit B – Trademarks

MARK	IMAGE	COUNTRY	APPLICATION NO. REGISTRATION NO.

Schedule 1.1 – Product Manufacturing and Storage Specifications